                                                                   EXHIBIT 12.1


                             R&B FALCON CORPORATION
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                     ($ IN MILLIONS, EXCEPT RATIO AMOUNTS)



                                                                                              For The Three
                                                                                          Months Ended March 31,
                                                                                         -----------------------
                                                                                            1999        1998
                                                                                         ----------  -----------
Income (loss) from continuing operations before income
       tax expense, minority interest and extraordinary gain.......................      $  9.3      $ 105.2
Add
       Portion of rents representative of the interest factor ......................        3.0          3.3
       Interest on indebtedness inclusive of amortization
               of deferred financing charges .......................................       28.4         13.4
                                                                                         ------      -------
                         Income as adjusted ........................................     $ 40.7      $ 121.9
                                                                                         ------      -------

Fixed charges
       Interest on indebtedness inclusive of amortization
               of deferred financing charges .......................................     $ 28.4         13.4
       Interest capitalized ........................................................       14.6          6.3
       Portion of rents representative of the interest factor ......................        3.0          3.3
       Preferred dividends, as adjusted for income taxes ...........................         --           --
                                                                                         ------      -------
                         Fixed charges .............................................     $ 46.0(a)   $  23.0(a)
                                                                                         ------      -------
Ratio of earnings to fixed charges and preferred dividends .........................          -(b)       5.3
                                                                                         ------      -------

                                                                                               Years Ended December 31,
                                                                                         -----------------------------------
                                                                                            1998        1997        1996
                                                                                         ----------  ----------  -----------
Income (loss) from continuing operations before income
       tax expense, minority interest and extraordinary gain .......................     $  161.2    $  123.9     $  140.4
Add
       Portion of rents representative of the interest factor ......................         14.3        12.1          6.8
       Interest on indebtedness inclusive of amortization
               of deferred financing charges .......................................         63.9(a)     41.6(a)      40.8
                                                                                         ========    ========     ========
                         Income as adjusted ........................................     $  239.4    $  177.6     $  188.0
                                                                                         ========    ========     ========

Fixed charges
       Interest on indebtedness inclusive of amortization
               of deferred financing charges .......................................     $   63.9    $   41.6     $   40.8
       Interest capitalized ........................................................         39.1        13.7          7.6
       Portion of rents representative of the interest factor ......................         14.3        12.1          6.8
       Preferred dividends, as adjusted for income taxes ...........................           --          --          4.4
                                                                                         --------    --------     --------
                         Fixed charges .............................................     $  117.3    $   67.4(a)  $   59.6
                                                                                         ========    ========     ========
Ratio of earnings to fixed charges and preferred dividends .........................          2.0         2.6          3.1
                                                                                         ========    ========     ========

                                                                                        Years Ended December 31,
                                                                                        ------------------------
                                                                                            1995        1994
                                                                                         ----------  ----------
Income (loss) from continuing operations before income
       tax expense, minority interest and extraordinary gain .......................      $   32.6    $   (2.8)
Add
       Portion of rents representative of the interest factor ......................           3.2         5.9
       Interest on indebtedness inclusive of amortization
               of deferred financing charges .......................................          34.6        26.4
                                                                                          ========    ========
                         Income as adjusted ........................................      $   70.4    $   29.5
                                                                                          ========    ========

Fixed charges
       Interest on indebtedness inclusive of amortization
               of deferred financing charges .......................................      $   34.6    $   26.4
       Interest capitalized ........................................................           0.4         0.6
       Portion of rents representative of the interest factor ......................           3.2         5.9
       Preferred dividends, as adjusted for income taxes ...........................           6.4         8.4
                                                                                          --------    --------
                         Fixed charges .............................................      $   44.6    $   41.3
                                                                                          ========    ========
Ratio of earnings to fixed charges and preferred dividends .........................           1.6           -(b)
                                                                                          ========    ========

(a) Fixed charges for the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998 and 1997 exclude interest cost of $3.7 million, $4.5 million, $22.5 million and $7.3 million, respectively, related to the debt of joint venture companies guaranteed by R&B Falcon Corporation.
(b) For the three months ended March 31, 1999 and the year ended December 31, 1994, earnings did not cover fixed charges by $5.3 million and $11.8 million, respectively.

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                                ($  IN MILLIONS)

The following computation reflects on a pro-forma basis, earnings available for fixed charges and resultant ratio. The computation gives effect to the sale of the senior notes and the preferred stock.



                                                                                                For The Three        Year Ended
                                                                                                Months Ended        December 31,
                                                                                                March 31, 1999         1998
                                                                                               ----------------     ------------
Income as adjusted ...........................................................................   $ 40.7               $  239.4
                                                                                                 ======               ========
Fixed charges ................................................................................   $ 46.0               $  117.3
Pro forma adjustments
  Interest on portion of senior notes that will be used to retire existing debt ..............     12.0                   36.3
  Amortization of deferred financing charges on portion of senior notes that will be used
    to retire existing debt ..................................................................       .9                    3.6
  Preferred dividends, as adjusted for income taxes (b).......................................       --                     --
Interest requirements reduction attributable to substitution of proceeds from the sale of the
    senior notes offered hereby for the debt that is to be retired ...........................     (5.9)                 (22.4)
                                                                                                 ------               --------
Pro-forma fixed charges ......................................................................   $ 53.0               $  134.8
                                                                                                 ------               --------
Pro-forma ratio of earnings to fixed charges and preferred dividends .........................        -(a)                 1.8
                                                                                                 ======               ========

(a) For the three months ended March 31, 1999 pro forma earnings did not cover fixed charges by $12.3 million.

(b) No preferred dividends are included in the proforma calculation as the Company used these proceeds for general corporate purposes, including funding its deepwater Construction program.